Exhibit 10.1

SUSSER HOLDINGS CORPORATION
2013 EQUITY INCENTIVE PLAN
1.Purpose. The purpose of the Susser Holdings Corporation 2013 Equity Incentive Plan is to further align the interests of eligible participants with those of the Company's stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company and its Common Stock. The Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company's business is largely dependent.

2.Definitions. Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:
“Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Cash Performance Award or Stock Award granted under the Plan.
“Award Agreement” means an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.
“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act
“Board” means the Board of Directors of the Company.
“Cash Performance Award” means an Award that is denominated by a cash amount to an Eligible Person under Section 10 hereof and payable based upon the attainment of pre-established business and/or individual Performance Goals over a specified performance period.
“Cause” shall have the meaning set forth in Section 13.2 hereof.
“Change in Control” shall have the meaning set forth in Section 12.2 hereof.
“Code” means the Internal Revenue Code of 1986, as amended.
“Committee” means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer the Plan.
“Common Stock” means the Company's common stock, par value $0.01 per share.
“Company” means Susser Holdings Corporation, a Delaware corporation or any successor thereto.
“Date of Grant” means the date on which an Award under the Plan is granted by the Committee or such later date as the Committee may specify to be the effective date of an Award.
“Effective Date” shall have the meaning set forth in Section 15.1 hereof.
“Eligible Person” means any person who is an employee, Non-Employee Director, consultant or other personal service provider of the Company or any of its Subsidiaries.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to a share of Common Stock as of a given date, the closing price as reported on the New York Stock Exchange or other principal exchange on which the Common Stock is then listed on such date or if the Common Stock was not traded on such date, then on the next preceding trading day that the Common Stock was traded on such exchange, as reported by such responsible reporting service as the Committee may select. If the Common Stock is not listed on any such exchange, “Fair Market Value” shall be such value as determined by the Board in its discretion and, to the extent necessary, shall be determined in a manner consistent with Section 409A of the Code and the regulations thereunder.
“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.
“Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.
“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.
“Participant” means any Eligible Person who holds an outstanding Award under the Plan.
“Performance Criteria” shall have the meaning set forth in Section 10.3 hereof.
“Performance Goals” shall have the meaning set forth in Section 10.4 hereof.
“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
“Plan” means the Susser Holdings Corporation 2013 Equity Incentive Plan as set forth herein, effective and as may be amended from time to time as provided in Section 15 hereof.
“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine, and such other conditions, as are set forth in the Plan and the applicable Award Agreement.
“Restricted Stock Unit” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.
“Service” means a Participant's employment with the Company or any Subsidiary or a Participant's service as a Non-Employee Director, consultant or other service provider with the Company, as applicable.
“Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the excess of the Fair Market Value of a share of Common Stock over the base price per share of the right, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.
“Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 11 hereof that are issued free of transfer restrictions and forfeiture conditions.

“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.
“Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company or any other affiliate of the Company that is so designated, from time to time, by the Committee, during the period of such affiliated status; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.
3.Administration.
3.1Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board who are appointed by the Board to administer the Plan. To the extent deemed necessary by the Board, each Committee member shall satisfy the requirements for (i) an “independent director” under rules adopted by the New York Stock Exchange or other principal exchange on which the Common Stock is then listed, (ii) a “nonemployee director” for purposes of such Rule 16b-3 under the Exchange Act and (iii) an “outside director” under Section 162(m) of the Code. Notwithstanding the foregoing, the mere fact that a Committee member shall fail to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. Neither the Company nor any member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.
3.2Committee Authority. It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine the Eligible Persons to whom Awards shall be granted under the Plan, (ii) prescribe the restrictions, terms and conditions of all Awards, (iii) interpret the Plan and terms of the Awards, (iv) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules, (v) make all determinations with respect to a Participant's Service and the termination of such Service for purposes of any Award, (vi) correct any technical defect(s) or technical omission(s) or reconcile any technical inconsistency(ies) in the Plan or any Award thereunder and (vii) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Eligible Person who are foreign nationals or employed outside of the United States. The Committee's determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.
3.3Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards granted to any member of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act is a covered employee under Section 162(m) of the Code. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee's authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee's delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

4.Shares Subject to the Plan.
4.1Number of Shares Reserved. Subject to adjustment as provided in Section 4.3 hereof, the total number of shares of Common Stock that are reserved for issuance under the Plan shall be 1,750,000 (the “Share Reserve”). Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share; provided that Awards that are required to be paid in cash pursuant to their terms shall not reduce the Share Reserve. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.
4.2Share Replenishment. To the extent that an Award granted under this Plan or an award granted under the Company's 2006 Equity Incentive Plan (a “2006 Plan Award”) is canceled, expired, forfeited, surrendered, settled by delivery of fewer shares than the number underlying the Award or 2006 Plan Award or otherwise terminated without delivery of the shares to the Participant, the shares of Common Stock retained by or returned to the Company will (i) not be deemed to have been delivered under the Plan, (ii) be available for future Awards under the Plan, and (iii) increase the Share Reserve by one share for each share that is retained by or returned to the Company. For the avoidance of doubt, shares that are (i) withheld from an Award or 2006 Plan Award or separately surrendered by the Participant in payment of the exercise or purchase price or taxes relating to such an Award or 2006 Plan Award or (ii) not issued or delivered as a result of the net settlement of an outstanding stock option or stock appreciation right shall not be deemed to constitute delivered shares and will be available for future Awards under the Plan.
4.3Awards Granted to Eligible Persons Other Than Non-Employee Directors. For purposes of complying with the requirements of Section 162(m) of the Code, the maximum number of shares of Common Stock that may be subject to Stock Options, Stock Appreciation Rights, Restricted Stock Awards that vest in full or in part based on the attainment of Performance Goals, and Restricted Stock Units that vest in full or in part based on the attainment of Performance Goals granted to any Eligible Person other than a Non-Employee Director during any calendar year shall be limited to 200,000 shares of Common Stock for each such Award type individually (subject to adjustment as provided in Section 4.5 hereof).
4.4Awards Granted to Non-Employee Directors. The maximum number of shares of Common Stock that may be subject to Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units and Stock Awards granted to any Non-Employee Director during any calendar year shall be limited to 100,000 shares of Common Stock for all such Award types in the aggregate (subject to adjustment as provided in Section 4.5 hereof).
4.5Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change or any other change affecting the Common Stock, the Committee shall, in the manner and to the extent it considers equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made to (i) the maximum number and kind of shares of Common Stock provided in Sections 4.1, 4.3 and 4.4 hereof, (ii) the number and kind of shares of Common Stock, units or other rights subject to then outstanding Awards, (iii) the exercise or base price for each share or unit or other right subject to then outstanding Awards and (iv) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, (a) any such adjustments shall, to the extent necessary, be made in a manner consistent with the requirements of Section 409A of the Code and (b) in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

5.Eligibility and Awards.
5.1Designation of Participants. Any Eligible Person may be selected by the Committee to receive an Award and become a Participant under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted, the number of shares of Common Stock or units subject to Awards to be granted and the terms and conditions of such Awards consistent with the terms of the Plan. In selecting Eligible Persons to be Participants, and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.
5.2Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem.
5.3Award Agreements. Each Award granted to an Eligible Person under the Plan may be represented in an Award Agreement. The terms of all Awards under the Plan, as determined by the Committee, will be set forth in each individual Award Agreements as described in Section 14.1 hereof.

6.Stock Options.
6.1Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee, except that an Incentive Stock Option may only be granted to an Eligible Person satisfying the conditions of Section 6.7(a) hereof. Each Stock Option shall be designated on the Date of Grant, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option. All Stock Options granted under the Plan are intended to comply with the requirements for exemption under Section 409A of the Code.
6.2Exercise Price. The exercise price per share of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant. The Committee may in its discretion specify an exercise price per share that is higher than the Fair Market Value of a share of Common Stock on the Date of Grant.
6.3Vesting of Stock Options. The Committee shall, in its discretion, prescribe the time or times at which or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) or on such other terms and conditions as approved by the Committee in its discretion. The Committee may accelerate the vesting or exercisability of any Stock Option upon a Change in Control or upon termination of Service under certain circumstances, as set forth in the Award Agreement or otherwise. If the vesting requirements of a Stock Option are not satisfied, the Award shall be forfeited.
6.4Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised; provided, however, that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. The Committee may provide that a Stock Option will cease to be exercisable upon or at the end of a period following a termination of Service for any reason.

6.5Stock Option Exercise; Tax Withholding. Subject to such terms and conditions as specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price and applicable withholding tax. Payment of the exercise price shall be made: (i) in cash or by cash equivalent acceptable to the Committee, or, to the extent permitted by the Committee in its sole discretion (ii) (A) in shares of Common Stock valued at the Fair Market Value of such shares on the date of exercise, (B) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (C) by reducing the number of shares of Common Stock otherwise deliverable upon the exercise of the Stock Option by the number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the exercise price, (D) by a combination of the methods described above or (E) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in the Award Agreement.
6.6Limited Transferability of Nonqualified Stock Options. All Stock Options shall be nontransferable except (i) upon the Participant's death as provided in Section 14.2 hereof and (ii) subject to prior approval by the Committee, in the case of Nonqualified Stock Options only, for the transfer of all or part of the Stock Option to a Participant's “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933). The transfer of a Nonqualified Stock Option may be subject to such terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of a Nonqualified Stock Option shall be prohibited.
6.7Additional Rules for Incentive Stock Options.
a.Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation §1.421-7(h) with respect to the Company or any Subsidiary that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.
b.Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Stock with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking Stock Options into account in the order in which granted.
c.Additional Limitations. In the case of any Incentive Stock Option granted to an Eligible Person who owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the Date of Grant and the maximum term shall be five (5) years.
d.Termination of Employment. An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than three (3) months following termination of employment of the Participant with the Company and all Subsidiaries or not later than one year following a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.
e.Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. A Stock Option that is granted as an Incentive Stock Option shall, to the extent it fails to qualify as an “incentive stock option” under the Code, be treated as a Nonqualified Stock Option. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.
f.Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.
6.8Repricing Prohibited; Dividend Equivalent Rights. Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company's stockholders, neither the Committee nor the Board shall cancel a Stock Option when the exercise price per share exceeds the Fair Market Value of one share of Common Stock in exchange for cash or another Award (other than in connection with a Change in Control) or cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan or otherwise approve any modification to such a Stock Option, that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange or other principal exchange on which the Common Stock is then listed. Dividends may not be paid with respect to Stock Options and dividend equivalent rights may not be granted with respect to the shares of Common Stock subject to Stock Options.

7.Stock Appreciation Rights.
7.1Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock Appreciation Rights shall be non-transferable, except as provided in Section 14.2 hereof. All Stock Appreciation Rights granted under the Plan are intended to comply with the requirements for exemption under Section 409A of the Code.
7.2Stand-Alone Stock Appreciation Rights. A Stock Appreciation Right may be granted without any related Stock Option. The Committee shall in its discretion provide in an Award Agreement the time or times at which or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Stock Appreciation Right are not satisfied, the Award shall be forfeited. The Committee may accelerate the vesting or exercisability of any Stock Appreciation Right upon a Change in Control or upon termination of Service under certain circumstances as set forth in the Award Agreement or otherwise. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee; provided, that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. The Committee may provide that a Stock Appreciation Right will cease to be exercisable upon or at the end of a period following a termination of Service for any reason. The base price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Committee in its discretion; provided, however, that the base price per share of any such freestanding Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant.

7.3Tandem Stock Option/Stock Appreciation Rights. A Stock Appreciation Right may be granted in tandem with a Stock Option, either on the Date of Grant or at any time thereafter during the term of the Stock Option. A tandem Stock Option/Stock Appreciation Right will entitle the holder to elect, as to all or any portion of the number of shares subject to the Award, to exercise either the Stock Option or the Stock Appreciation Right, resulting in the reduction of the corresponding number of shares subject to the right so exercised as well as the tandem right not so exercised. A Stock Appreciation Right granted in tandem with a Stock Option hereunder shall have a base price per share equal to the per share exercise price of the Stock Option, will be vested and exercisable at the same time or times that a related Stock Option is vested and exercisable, and will expire no later than the time at which the related Stock Option expires.
7.4Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.
7.5Repricing Prohibited; Dividend Equivalent Rights. Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company's stockholders, neither the Committee nor the Board shall cancel a Stock Appreciation Right when the base price per share exceeds the Fair Market Value of one share of Common Stock in exchange for cash or another Award (other than in connection with a Change in Control) or cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan or otherwise approve any modification to such Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange or other principal exchange on which the Common Stock is then listed. Dividends may not be paid with respect to Stock Appreciation Rights and dividend equivalent rights may not be granted with respect to the shares of Common Stock subject to Stock Appreciation Rights.

8.Restricted Stock Awards.
8.1Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.
8.2Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) designed to meet the requirements for exemption under Section 162(m) of the Code or on such other terms and conditions as approved by the Committee in its discretion. The Committee may accelerate the vesting of a Restricted Stock Award upon a Change in Control or upon termination of Service under certain circumstances, as set forth in the Award Agreement. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Stock subject to the Award shall be returned to the Company.
8.3Transfer Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or have expired, except as provided in Section 14.2 hereof. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.
8.4Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a stockholder with respect to the shares granted to the Participant under a Restricted Stock Award, other than the right to receive dividends and other distributions paid or made with respect thereto. The Committee may provide in an Award Agreement for the payment of cash dividends and distributions to the Participant at such times as paid to stockholders generally or at the times of vesting of the Restricted Stock Award. Any dividend or distribution with respect to Restricted Stock Awards that are subject to performance-based vesting will be subject to the same restrictions as the underlying Restricted Stock Award.
8.5Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within thirty (30) days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant's making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

9.Restricted Stock Units.
9.1Grant of Restricted Stock Units. A Restricted Stock Unit may be granted to any Eligible Person selected by the Committee. The value of each Restricted Stock Unit is equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. Restricted Stock Units shall be subject to such restrictions and conditions as the Committee shall determine. Restricted Stock Units shall be non-transferable, except as provided in Section 14.2 hereof.
9.2Vesting of Restricted Stock Units. On the Date of Grant, the Committee shall, in its discretion, determine any vesting requirements with respect to Restricted Stock Units, which shall be set forth in the Award Agreement. The requirements for vesting of a Restricted Stock Unit may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) designed to meet the requirements for exemption under Section 162(m) of the Code or on such other terms and conditions as approved by the Committee in its discretion. The Committee may accelerate the vesting of a Restricted Stock Unit upon a Change in Control or upon termination of Service under certain circumstances, as set forth in the Award Agreement. If the vesting requirements of a Restricted Stock Units Award are not satisfied, the Award shall be forfeited.
9.3Payment of Restricted Stock Units. Restricted Stock Units shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit may be made, as approved by the Committee and set forth in the Award Agreement, in cash or in shares of Common Stock or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a Restricted Stock Unit shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee.
9.4Dividend Equivalent Rights. Restricted Stock Units may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional Restricted Stock Units or may be accumulated in cash, as determined by the Committee in its discretion, and will be paid at the time the underlying

Restricted Stock Unit is payable. Dividend equivalent rights shall be subject to forfeiture under the same conditions as apply to the underlying Restricted Stock Units.
9.5No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares subject to a Restricted Stock Unit until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

10.Cash Performance Awards and Performance Criteria.
10.1Grant of Cash Performance Awards. A Cash Performance Award may be granted to any Eligible Person selected by the Committee. Payment amounts shall be based on the attainment of specified levels of attainment with respect to the Performance Goals, including, if applicable, specified threshold, target and maximum performance levels. The requirements for payment may be also based upon the continued Service of the Participant with the Company or a Subsidiary during the respective performance period and on such other conditions as determined by the Committee and set forth in an Award Agreement. With respect to Cash Performance Awards and other Awards intended to qualify as “performance-based compensation” under 162(m) of the Code, before the 90th day of the applicable performance period (or, if the performance period is less than one year, no later than the number of days which is equal to 25% of such performance period), the Committee will determine the duration of the performance period, the Performance Criteria, the applicable Performance Goals relating to the Performance Criteria, and the amount and terms of payment/vesting upon achievement of the Performance Goals. Cash Performance Awards shall be non-transferable, except as provided in Section 14.2 hereof.
10.2Award Agreements. Each Cash Performance Award shall be evidenced by an Award Agreement that shall specify the performance period and such other terms and conditions as the Committee, in its discretion, shall determine. The Committee may accelerate the vesting of a Cash Performance Award upon a Change in Control or termination of Service under certain circumstances, as set forth in the Award Agreement.
10.3Performance Criteria. For purposes of Cash Performance Awards and other Awards intended to qualify as “performance-based compensation” under 162(m) of the Code, the Performance Criteria shall be one or any combination of the following, for the Company or any identified Subsidiary or business unit, as determined by the Committee at the time of the Award: (1) net earnings; (2) earnings per share; (3) net debt; (4) revenue or sales growth; (5) net or operating income; (6) net operating profit; (7) return measures (including, but not limited to, return on assets, capital, equity or sales); (8) cash flow (including, but not limited to, operating cash flow, distributable cash flow and free cash flow); (9) earnings before or after taxes, interest, depreciation, amortization and/or rent (including on a fuel-margin-neutral or other objective basis); (10) share price (including, but not limited to growth measures and total stockholder return); (11) expense control or loss management; (12) customer satisfaction; (13) market share; (14) economic value added; (15) working capital; (16) the formation of joint ventures or the completion of other corporate transactions; (17) gross or net profit margins; (18) store openings or store count; (19) store sales (including on a same store basis) or sales per square foot, (20) revenue mix; (21) fuel volumes; (22) fuel margins; (23) operating efficiency; (24) product diversification; (25) market penetration; (26) measurable achievement in quality, operation or compliance initiatives; (27) quarterly dividends or distributions; (28) employee retention or turnover; or (29) any combination of or a specified increase in any of the foregoing. Each of the Performance Criteria shall be applied and interpreted in accordance with an objective formula or standard established by the Committee at the time the applicable Award is granted including, without limitation, GAAP.
10.4Performance Goals. For purposes of Cash Performance Awards and other Awards intended to qualify as “performance-based compensation” under 162(m) of the Code, the “Performance Goals” shall be the levels of achievement relating to the Performance Criteria selected by the Committee for the Award. The Performance Goals shall be written and shall be expressed as an objective formula or standard that precludes discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the goal. The Performance Goals may be applied on an absolute basis or relative to an identified index, peer group, or one or more competitors or other companies (including particular business segments or divisions or such companies), as specified by the Committee. The Performance Goals need not be the same for all Participants.
10.5Adjustments. At the time that an Award is granted, the Committee may provide for the Performance Goals or the manner in which performance will be measured against the Performance Goals to be adjusted in such objective manner as it deems appropriate, including, without limitation, adjustments to reflect charges for restructurings, non-operating income, the impact of corporate transactions or discontinued operations, extraordinary and other unusual or non-recurring items, and the cumulative effects of accounting or tax law changes.
10.6Maximum Amount of Cash Performance Awards. The maximum amount that may become payable to any one Participant during any one calendar year under all Cash Performance Awards is limited to $2,000,000.
10.7Negative Discretion. Notwithstanding anything else contained in the Plan to the contrary, the Committee shall, to the extent provided in an Award Agreement, have the right, in its discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under an Award and (ii) to establish rules or procedures that have the effect of limiting the amount payable to any Participant to an amount that is less than the amount that is otherwise payable under an Award. The Committee may exercise the discretion provided for by the foregoing sentence in a non-uniform manner among Participants. The Committee shall not have discretion to increase the amount that is otherwise payable to any Participant under a Cash Performance Award or other Award intended to qualify as “performance-based compensation” under 162(m) of the Code.
10.8Certification. Following the conclusion of the performance period of a Cash Performance Award or other Award intended to qualify as “performance-based compensation” under 162(m) of the Code, the Committee shall certify in writing whether the Performance Goals for that performance period have been achieved, or certify the degree of achievement, if applicable.
10.9Payment. Upon certification of the Performance Goals for a Cash Performance Award, or other Award intended to qualify as “performance-based compensation” under 162(m) of the Code, the Committee shall determine the level of vesting or amount of payment to the Participant pursuant to the Award, if any. All payments under the Plan shall generally be paid no later than March 15 of the year following the year in which the applicable Performance Period ends. Notwithstanding the foregoing, Cash Performance Awards may be paid, at the discretion of the Committee, in any combination of cash or shares of Common Stock, based upon the Fair Market Value of such shares at the time of payment.

11.Stock Awards.
11.1Grant of Stock Awards. A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past Services, in lieu of bonus or other cash compensation, as directors' compensation or for any other valid purpose as determined by the Committee. The Committee shall determine the terms and conditions of such Awards, and such Awards may be made without vesting requirements. In addition, the Committee may, in connection with any Stock Award, require the payment of a specified purchase price.
11.2Rights as Stockholder. Subject to the foregoing provisions of this Section 11 and the applicable Award Agreement, upon the issuance of the Common Stock under a Stock Award the Participant shall have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

12.Change in Control.
12.1Effect on Awards. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable law, or unless otherwise provided in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof): (a) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for outstanding Awards (excluding the consideration payable upon settlement of the Awards); (c) accelerated exercisability, vesting and/or payment under outstanding Awards immediately prior to the occurrence of such event or upon a termination of employment following such event; and (d) if all or substantially all of the Company's outstanding shares of Common Stock transferred in exchange for cash consideration in connection with such Change in Control: (i) upon written notice, provide that any outstanding Stock Options and Stock Appreciation Rights are exercisable during a reasonable period of time immediately prior to the scheduled consummation of the event or such other reasonable period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Stock Options and Stock Appreciation Rights shall terminate to the extent not so exercised within the relevant period; and (ii) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, Shares, other property or any combination thereof) as determined in the sole discretion of the Committee; provided, that, in the case of Stock Options and Stock Appreciation Rights, the fair value may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock subject to such Awards (or, if no such consideration is paid, Fair Market Value of the shares of Common Stock subject to such outstanding Awards or portion thereof being canceled) over the aggregate exercise or base price, as applicable, with respect to such Awards or portion thereof being canceled, or if no such excess, zero.
12.2Definition of Change in Control. Unless otherwise defined in an Award Agreement, “Change in Control” shall mean the occurrence of one of the following events:
a.Any Person becomes the Beneficial Owner, directly or indirectly, of more than thirty-five percent (35%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of its directors (the “Outstanding Company Voting Securities”) including by way of merger, consolidation or otherwise; provided, however, that for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (i) any acquisition of voting securities of the Company directly from the Company, including without limitation, a public offering of securities or (ii) any acquisition by the Company or any of its Subsidiaries of Outstanding Company Voting Securities, including an acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its Subsidiaries.
b.During any period of two consecutive years, individuals who constitute the Board as of the beginning of such period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the beginning of such period whose election to the Board, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Incumbent Directors (including directors whose election or nomination was previously so approved), shall be considered as though such individual were a member of the Board as of the beginning of such two-year period.
c.Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination: (i) any individuals and entities who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the entity resulting from the Business Combination (including, without limitation, an entity which as a result of such transaction owns all or substantially all of the Company or all or substantially all of the Company's assets either directly or through one or more Subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination; (ii) no Person (excluding any Successor Entity or any employee benefit plan or related trust of the Company, such Successor Entity, or any of their Subsidiaries) is the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body) of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors (or comparable governing body) of the Successor Entity were Incumbent Directors (including persons deemed to be Incumbent Directors) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination.
Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code with respect to the payment of deferred compensation, “Change of Control” shall be limited to a “change in control event” as defined under Section 409A of the Code.
13.Forfeiture Events.
13.1General. The Committee may specify in an Award Agreement at the time of the Award that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of Service for Cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company.
13.2Termination for Cause.
a.Treatment of Awards. Unless otherwise provided by the Committee and set forth in an Award Agreement, if (i) a Participant's Service with the Company or any Subsidiary shall be terminated for Cause or (ii) after termination of Service for any other reason, the Committee determines in its discretion either that, (1) during the Participant's period of Service, the Participant engaged in an act which would have warranted termination from Service for Cause or (2) after termination, the Participant engaged in conduct that violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, such Participant's rights, payments and benefits with respect to an Award shall be subject to cancellation, forfeiture and/or recoupment, as provided in Section 13.3 below. The Company shall have the power to determine whether the Participant has been terminated for Cause, the date upon which such termination for Cause occurs, whether the Participant engaged in an act which would have warranted termination from Service for Cause or engaged in conduct that violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant's employment for Cause or violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, the Company may suspend the Participant's rights to exercise any Stock Option or Stock Appreciation Right, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for Cause as provided in this Section 13.2.
b.Definition of Cause. Unless otherwise defined in an Award Agreement, “Cause” shall mean:

i.if a Participant has an effective employment agreement, service agreement or other similar agreement with the Company or a Subsidiary that defines “Cause” or a like term, the meaning set forth in such agreement at the time of the Participant's termination of Service; or, in the absence of such definition,
ii.(A) the Participant's conviction of, or plea of guilty or nolo contendere to, a felony, or the Participant's commission of an act of fraud or embezzlement against the Company or its affiliates; (B) the Participant's willful and material breach of any employment agreement between the Company or any Subsidiary and the Participant that is economically harmful to the Company; (C) the Participant's willful misconduct that is economically injurious to the Company or its affiliates; (D) the Participant's willful failure to follow the lawful directives of the Board; or (E) the Participant's material failure or neglect to carry out his job functions (other than by reason of a physical or mental impairment), that continues after the Participant has been provided with specific notice of such failure or neglect, and a reasonable opportunity to correct the same. For purposes hereof, no act, or failure to act, by the Participant shall be considered “willful” unless committed in bad faith and without a reasonable belief that the act or omission was in the best interests of the Company or its Subsidiaries.
13.3Right of Recapture.
a.General. If at any time within one (1) year after the date on which a Participant exercises a Stock Option or Stock Appreciation Right or on which a Stock Award, Restricted Stock Award or Restricted Stock Units vests or becomes payable or on which a Cash Performance Award is paid to a Participant, or on which income otherwise is realized by a Participant in connection with an Award, (i) a Participant terminates from Service for Cause or (ii) after termination of Service for any other reason, the Committee determines in its discretion either that, (1) during the Participant's period of Service, the Participant engaged in an act which would have warranted termination from Service for Cause or (2) after termination, the Participant engaged in conduct that violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, then any gain realized by the Participant from the exercise, vesting, payment or other realization of income by the Participant in connection with an Award, shall be paid by the Participant to the Company upon notice from the Company, subject to applicable state law. Such gain shall be determined as of the date or dates on which the gain is realized by the Participant, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. The Company shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay or pursuant to any benefit plan or other compensatory arrangement).
b.Accounting Restatement. If a Participant receives compensation pursuant to an Award under the Plan (whether a Stock Option, Cash Performance Award or otherwise) based on financial statements that are subsequently required to be restated in a way that would decrease the value of such compensation, the Participant will, upon the written request of the Company, forfeit and repay to the Company the difference between what the Participant received and what the Participant should have received based on the accounting restatement, in accordance with (i) the Company's compensation recovery, “clawback” or similar policy, as may be in effect from time to time and (ii) any compensation recovery, “clawback” or similar policy made applicable by law including the provisions of Section 945 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company's equity securities may be listed (the “Policy”). By accepting an Award hereunder, the Participant acknowledges and agrees that the Policy shall apply to such Award, and all incentive-based compensation payable pursuant to such Award shall be subject to forfeiture and repayment pursuant to the terms of the Policy. Although not required to give effect to the provisions of this Section 13.3(b), the Committee may, as it deems appropriate, amend the Plan to reflect the terms of the Policy.

14.General Provisions.
14.1Award Agreement. To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or Restricted Stock Units subject to the Award, the exercise price, base price or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of a Change in Control or a termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time. In the event of any conflict between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall prevail.
14.2No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.6 hereof or as otherwise determined by the Committee, Awards under the Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, in the event of the death of a Participant, except as otherwise provided by the Committee in an Award Agreement, an outstanding Award may be exercised by or shall become payable to the Participant's beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the a legatee or legatees of such Award under the participant's last will or by such Participant's executors, personal representatives or distributees of such Award in accordance with the Participant's will or the laws of descent and distribution. The Committee may provide in the terms of an Award Agreement or in any other manner prescribed by the Committee that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant's death.
14.3Deferrals of Payment. The Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award; provided, however, that such discretion shall not apply in the case of a Stock Option or Stock Appreciation Right. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.
14.4No Right to Employment or Continued Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or any Participant any right to continue in the Service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or a Participant for any reason at any time.
14.5Rights as Stockholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.3 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights. The Committee may determine in its discretion the manner of delivery of Common Stock to be issued under the Plan, which may be by delivery of stock certificates, electronic account entry into new or existing accounts or any other means as the Committee, in its discretion, deems appropriate. The Committee may require that the stock certificates be held in escrow by the Company for any shares of Common Stock or cause the shares to be legended in order to comply with the securities laws or other applicable restrictions or should the shares of Common Stock be represented by book or electronic account entry rather than a certificate, the Committee may take such steps to restrict transfer of the shares of Common Stock as the Committee considers necessary or advisable.
14.6Section 409A Compliance. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, and that the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any (i) provision of the Plan or an Award Agreement, (ii) Award, payment, transaction or (iii) other action or arrangement contemplated by the provisions of the Plan is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements; provided, that no such action shall adversely affect any outstanding Award without the consent of the affected Participant. No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Award Agreement upon a termination of Service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six months following the Participant's termination of Service (or such other period as required to comply with Section 409A). In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.
14.7Securities Law Compliance. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.
14.8Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any such substitute awards shall not reduce the number of shares of Common Stock available for issuance under the Plan.
14.9Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be paid or withheld from an Award or an amount paid in satisfaction of an Award. Any required withholdings shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, which may include permitting the Participant to elect to satisfy the withholding obligation by tendering shares of Common Stock to the Company or having the Company withhold a number of shares of Common Stock having a value equal to the minimum statutory tax or similar charge required to be paid or withheld.
14.10Unfunded Plan. The adoption of the Plan and any reservation of shares of Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant's permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company's creditors or otherwise, to discharge its obligations under the Plan.
14.11Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or a Subsidiary, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.
14.12Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant's executor, administrator and permitted transferees and beneficiaries.
14.13Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
14.14Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.
14.15No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Common Stock or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
14.16No Guarantees Regarding Tax Treatment. Neither the Company nor the Committee make any guarantees to any person regarding the tax treatment of Awards or payments made under the Plan.

Neither the Company nor the Committee has any obligation to take any action to prevent the assessment of any tax on any person with respect to any Award under Section 409A of the Code, Section 4999 of the Code or otherwise and neither the Company nor the Committee shall have any liability to a person with respect thereto.
14.17Data Protection. By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company, its Subsidiaries and any third party administrators of any data of a professional or personal nature for the purposes of administering the Plan.
15.Term; Amendment and Termination; Stockholder Approval.
15.1Term. The Plan shall be effective as of the date of the annual general meeting of stockholders in 2013 (the “Effective Date”) if the Company's stockholders approve of the Plan. Subject to Section 15.2 hereof, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date. No awards have been granted under the Company's 2006 Equity Incentive Plan since March 15, 2013 and, if the Plan is approved by the Company's stockholders, no awards will be granted under the Company's 2006 Equity Incentive Plan following the Effective Date.
15.2Amendment and Termination. The Board may from time to time and in any respect, amend, modify, suspend or terminate the Plan; provided, that, no amendment, modification, suspension or termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award. The Board may seek the approval of any amendment, modification, suspension or termination by the Company's stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the New York Stock Exchange or other exchange or securities market or for any other purpose.
15.3Re-Approval of Performance Criteria. At the discretion of the Board, for purposes of compliance with Section 162(m) of the Code, the Performance Criteria (or other designated performance goals) shall again be subject to approval by the Company's stockholders no later than the 2018 Annual General Meeting of Stockholders.